CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our reports dated December 23, 2019, relating to the financial statements and financial highlights, which appear in each Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 26, 2020

Appendix A

Fund Name
Invesco China Technology ETF
Invesco DWA Developed Markets Momentum ETF
Invesco DWA Emerging Markets Momentum ETF
Invesco Emerging Markets Sovereign Debt ETF
Invesco FTSE International Low Beta Equal Weight ETF
Invesco FTSE RAFI Developed Markets ex-U.S. ETF
Invesco FTSE RAFI Developed Markets ex-U.S. Small-Mid ETF
Invesco FTSE RAFI Emerging Markets ETF
Invesco Global Clean Energy ETF
Invesco Global Short Term High Yield Bond ETF
Invesco Global Water ETF
Invesco International BuyBack Achievers™ ETF
Invesco International Corporate Bond ETF
Invesco MSCI Global Timber ETF
Invesco PureBetaSM 0-5 Yr US TIPS ETF
Invesco PureBetaSM FTSE Developed ex-North America ETF
Invesco PureBetaSM FTSE Emerging Markets ETF
Invesco S&P Emerging Markets Low Volatility ETF
Invesco S&P Emerging Markets Momentum ETF
Invesco S&P Global Water Index ETF
Invesco S&P International Developed High Dividend Low Volatility ETF
Invesco S&P International Developed Low Volatility ETF
Invesco S&P International Developed Momentum ETF
Invesco S&P International Developed Quality ETF